                                                                     EXHIBIT 3.2

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                       --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "GENESIS DIRECT, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF SEPTEMBER, A.D. 1997, AT 11:31 O'CLOCK A.M.



                        [SEAL OF THE STATE OF DELAWARE]





              [LOGO OF SECRETARY'S OFFICE] /s/ Edward J. Freel
                                          -----------------------------------
                                          EDWARD J. FREEL, SECRETARY OF STATE


2636438  8100                             AUTHENTICATION:   8675124

971326423                                           DATE:   09-29-97

                          Certificate of Designation
                Series A Cumulative Convertible Preferred Stock
                -----------------------------------------------

     Genesis Direct, Inc., a Corporation organized and existing under the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation (as amended) of said corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors adopted a resolution providing for the issuance of shares of Series A Cumulative Convertible Preferred Stock, which resolution is as follows:

     RESOLVED, that a series of shares of Preferred Stock of Genesis Direct, Inc., a Delaware corporation (the "Company"), be and the same hereby is authorized, having the powers, designations, preferences and relative rights and the qualifications, limitations and restrictions set forth below.

     (i) Designation and Amount. The designation of the series of the Series A
         ----------------------
Preferred Stock shall be "Series A Cumulative Convertible Preferred Stock", par value $.01 per share (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock shall be 122,000. The Series A Preferred Stock shall be assigned an initial Liquidation value of $1,000 per share plus any accrued but unpaid dividends (the "Liquidation Value").

    (ii) Dividends. (a) Rate, etc. Dividends with respect to each share of
         ---------      ---------
Series A Preferred Stock shall be cumulative and shall accrue daily at a rate of 6% per annum (the "Dividend Rate") and shall compound annually from the date of issuance of such share until the date on which the Liquidation Value is paid on such share or the date or which such share is converted into Common Stock. Except as set forth below in this clause (ii)(a), each holder of a share of Series A Preferred Stock shall be entitled to receive on the date on which a Liquidation (as defined below) or a conversion in accordance with clause (vi)(a) or (b) hereof occurs, dividends, on such share, payable in cash or in shares of Common Stock (at Market Price), at the option of the Company, provided, however,
                                                              --------  -------
that upon any conversion of Series A Preferred Stock in connection with the completion of a Qualifying Public Offering (as defined in Section (vi)(b) below) or a Qualifying Sale (as defined in the Stockholders Agreement among the Company and certain stockholders dated September 29, 1997 as in effect on such date (the "Stockholders Agreement")), such dividends shall be payable only to the extent necessary to make the gross return with respect to the Series A Preferred Stock such that, if it was paid in cash ( at the time of the closing of such Qualifying Sale or Qualifying Public Offering) to the original holders of Series A Preferred Stock for each share of Common Stock issued or issuable upon conversion of such Series A Preferred Stock, would yield such holders an IRR
(as
defined in clause (vi)(b) hereof) of 30% per annum on the aggregate amount invested to purchase the Series A Preferred Stock on its issuance date, and any dividends not payable pursuant to this proviso will be forgiven. Upon notice ("Notice") from the Company (which notice will be deemed effective upon receipt by each holder of Series A Preferred Stock) that it intends to make a Qualifying Sale or a Qualifying Public Offering, dividends payable upon a conversion of Series A Preferred Stock within 3 months after the date of such Notice (the "Notice Period") in accordance with clause (vi)(a) or (b) hereof shall be paid only in connection with such Qualifying Sale or Qualifying Public Offering and only to the extent described above; provided, however, that with respect to
                                    --------  -------
any shares of Series A Preferred Stock that were converted within the Notice Period, dividends shall be payable on the first business day following the end of the Notice Period if such Qualifying Sale or Qualifying Public Offering has not occurred.

                     (b) Rank, etc. Subject to clause (iii) below, unless
                         ---------
full dividends, if applicable, on all outstanding shares of Series A Preferred Stock or any other class of preferred stock ranking on a parity with the Series A Preferred Stock as to dividends at the time such dividends are payable ("Parity Stock") have been paid or are contemporaneously declared and paid (or declared and a sum sufficient for the payment thereof is set apart for such payment), the Company shall not (1) declare or pay any dividend on the Common Stock, $.01 par value (the "Common Stock"), of the Company or on any other class of stock ranking junior to the Series A Preferred Stock as to dividends or upon Liquidation (the Common Stock and any such junior class other than Parity Stock being the "Junior Stock") or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of, any Junior Stock or make any distribution in respect thereof, either directly or indirectly and whether in cash or property or in obligations or shares of the Company (other than in shares of a class of Junior Stock with respect to the Shares of such class) or (2) purchase any shares of Series A Preferred Stock or Parity Stock (except for consideration payable in Junior Stock and only pursuant to a pro-rata offer to all holders of Series A Preferred Stock and Parity Stock) or redeem fewer than all of the shares of Series A Preferred Stock and Parity Stock then outstanding. Unless and until all dividends accrued and payable but unpaid on the Series A Preferred Stock and any Parity Stock at the time outstanding have been paid in full, all dividends declared by the Company upon such Series A Preferred Stock or Parity Stock shall be declared pro rata with respect to all Series A Preferred Stock and Parity
            --- ----
Stock then outstanding, so that the amounts of any dividends declared on the Series A Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid dividends on the Series A Preferred Stock and such other Parity Stock, respectively, bear to each other.

            (iii) Liquidation. (a) Preference on Liquidation. In the event of
                  -----------      -------------------------

any Liquidation, dissolution or winding up of the affairs of the Company (any or all of such events, a "Liquidation"), whether voluntary or involuntary, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of
                                       2
the assets of the Company, before any payment shall be made to the holders of the Junior Stock, Parity Stock or the holders of any other capital stock of the Company, an amount equal to the Liquidation Value.

          (b) Insufficient Assets. If, upon any Liquidation of the Company, the
              -------------------
assets of the Company are insufficient to pay the holders of shares of the Series A Preferred Stock the full amounts to which they shall be entitled, such assets shall be distributed to the holders of the Series A Preferred Stock pro
                                                                           ---
rata in proportion to the amounts to which they shall be entitled.
----

          (c) Rights of Other Holders. In the event of any Liquidation, after
              -----------------------
payment shall have been made to the holders of the Series A Preferred of all preferential amounts to which they shall be entitled, the holders of shares of Parity Stock, Junior Stock and other capital stock of the Company shall receive such amounts as to which they are entitled by the terms thereof.

          (d) Consolidation, Merger or Sale of Assets. A consolidation or merger
              ---------------------------------------
of the Company with or into any other corporation (unless the acquiring or surviving corporation shall be a corporation more than 50% of the combined voting power of which corporation's then outstanding equity securities, after such acquisition or combination, are owned, immediately after such acquisition or combination, by the owners of more than 50% of the combined voting power of the voting securities of the Company immediately prior to such acquisition or combination), or a sale or transfer of all or substantially all of the Company's assets for cash or securities or a statutory share exchange in which stockholders of the Company may participate shall be considered a Liquidation within the meaning of this clause (iii); provided, however, that a Qualifying
                                          --------  -------
Public Offering shall not be deemed a Liquidation within the meaning of clause
(iii).

    (iv)  Redemption: (a) Redemption at the Option of the Holder of Series A
          ----------      --------------------------------------------------
Preferred Stock. Each holder of Series A Preferred Stock may elect to require
---------------
the Company to redeem all of the shares of Series A Preferred Stock held by such holder on any date that is on or after 1/31/2005 (each a "Mandatory Redemption"). Such redemption shall be effective as to any individual holder only upon such holder's consent. Upon such redemption, such holder of the Series A Preferred Stock shall be entitled to a cash payment equal to the current Liquidation Value of the shares being redeemed. If on the applicable redemption date for any Mandatory Redemption the Company fails to redeem all of the shares of Series A Preferred Stock held by the requesting holder for the full cash payment to which such holder is entitled, the Dividend Rate on all shares in Series A Preferred Stock shall be increased by 8% per annum (the "Default Increment") and all dividends accruing at the Default Increment shall accrue daily and be payable quarterly, in cash, on the last day in March, June, September and December of each year for so long as such shares requested to be redeemed have not been redeemed and all monies owing to the holder or holders of such shares, including all accrued dividends, on the shares to have been redeemed and all dividends accruing at the Default
Increment on other shares of Series A Preferred (if any) have not been paid in full in cash.

               (b)  Redemption at the Option of the Company.  The Company may
                    ---------------------------------------
redeem all of the shares of Series A Preferred Stock, but not less than all, on any date that is on or after 1/31/2005. Upon such redemption at the option of the Company, the holders of the Series A Preferred Stock shall be entitled to a cash payment equal to the current Liquidation Value of the shares being redeemed.

               (c)  Notice of Redemption.  Any holder of shares of Series A
                    --------------------
Preferred Stock electing to have the Company redeem all of such holder's shares pursuant to clause (iv)(a) shall provide the Company written notice of such election and the number of shares to be redeemed not less than thirty (30) nor more than ninety (90) days prior to the applicable redemption date, which date shall be stated in such notice. The Company shall give each holder of Series A Preferred Stock written notice of the redemption pursuant to clause (iv)(b) hereof not less than thirty (30) days nor more than forty-five (45) days prior to the redemption date specified in such notice and shall specify the number of shares to be redeemed on such date. Upon making an election to redeem shares pursuant to clause (iv)(b) hereof, the Company shall be obligated to consummate such redemption. Notice of redemption having been given as aforesaid, the number of shares to be redeemed as specified in such notice shall be so redeemed on the redemption date specified.

               (d)  Effect of Redemption.  On or after the date established for
                    --------------------
redemption, all rights in respect of the shares of Series A Preferred Stock to be redeemed, except the right to receive the applicable redemption price, including premium, if any, plus accrued dividends, if any, to the date of redemption, shall (unless default shall be made by the Company in the payment of the applicable redemption price, including premium, if any, plus accrued dividends, if any, in which event such rights shall be exercisable until such default is cured) cease and terminate, and such shares shall no longer be deemed to be outstanding, notwithstanding that any certificates representing such shares shall not have been surrendered to the Company.

               (e)  Insolvency of Company.  If, upon the redemption date, the
                    ---------------------
payment of the full amount of the redemption payments due on such date would render the Company insolvent (as determined in accordance with either the then applicable definition in the United States Bankruptcy Code or the then applicable definition of any state fraudulent conveyance or fraudulent transfer statute), any Liquidation of the Company shall require the consent of the holders of 66-2/3% of the Series A Preferred Stock and no other consent of any holder of any other equity securities of the Company and in the event of such consent the Company shall be liquidated and the assets of the Company distributed in accordance with the provisions of clause (iii) of this resolution.

              (f) Conversion Prior to Redemption. Anything to the contrary in
                  ------------------------------
this clause (iv) of this Resolution notwithstanding, the holders of Series A Preferred Stock shall have the right, exercisable at any time prior to the date set for redemption thereof, to convert all or any part of such Series A Preferred Stock into shares of Common Stock pursuant to clause (vi) hereof.

         (v) Voting Rights. The holders of the Series A Preferred Stock shall
             -------------
be entitled to vote together with the holders of shares of Common Stock as a single class. Each holder of Series A Preferred Stock shall be entitled to such number (rounded to the nearest whole number) of votes as such holder would be entitled if such holder had converted the shares of Series A Preferred Stock held by such holder into shares of Common Stock pursuant to clause (vi) hereof immediately prior to such vote.

         (vi) Conversion Rights. (a) Optional Conversion of Series A Preferred
              -----------------      -----------------------------------------
Stock. The holder of any shares of Series A Preferred Stock shall have the
-----
right, at such holder's option, at any time or from time to time to convert any or all of such holder's shares of Series A Preferred Stock into such number of fully paid and nonassessable shares of Common Stock (the "Conversion Shares") as determined by dividing $1,000 by the Conversion Price and multiplying the resulting quotient by the number of shares of Series A Preferred Stock to be converted. The "Conversion Price" shall initially be $3,000, subject to adjustment as provided herein; provided, however, that the Conversion Price will
                               --------  -------
not be adjusted if such adjustment results in a reduction in the Conversion Price of less than 1% per share but any such lesser adjustment shall be carried forward and shall be made upon the time of and together with the next subsequent adjustment, if any.

         Upon the exercise of the option of the holder of any shares of Series A Preferred Stock to convert Series A Preferred Stock into Common Stock, the holder of such shares of Series A Preferred Stock to be converted shall surrender the certificates representing the shares of Series A Preferred Stock so to be converted in the manner provided in clause (vi)(c) below.

              (b) Automatic Conversion. Each share of Series A Preferred Stock
                  --------------------
shall automatically be converted into shares of Common Stock at the Conversion Price then in effect upon the closing of a Qualifying Public Offering. For purposes hereof, "Qualifying Public Offering" shall mean a public offering of Common Stock registered under the Securities Act (i) that results in the receipt by the Company of net proceeds of at least $30 million plus an amount sufficient to pay the Prepayment Amount (as defined in paragraph 4A of the Note and Stock Purchase Agreement dated June 25, 1996 and amended as of February 25, 1997, May 21, 1997 and September 29, 1997, among the Company and GE Investment Private Placement Partners II (as in effect on the date of the original issuance of the Series A Preferred Stock, the "Note and Stock Purchase Agreement")) and which proceeds are applied to the payment of the Prepayment Amount (other than with respect to Notes (as defined below) convertible into Common Stock pursuant to the second paragraph of paragraph 4A of the Note and Stock Purchase Agreement) and (ii) at a price per share to the public that is at or above (1) $4,500 (as adjusted for stock splits, stock dividends, combinations of shares and other similar recapitalizations) or (2) the gross price per share which, if paid in cash to the original holders of Series A Preferred Stock for each share of Common Stock issued or issuable upon the conversion of such Series A Preferred Stock would yield such holders and IRR of 30% per annum on the aggregate amount invested by such holders to purchase the Series A Preferred Stock on the issuance date. "IRR" means the internal rate of return with respect to an investment in the Series A Preferred Stock, on a pre-tax basis and compounded annually, which if used to discount all distributions received on the Series A Preferred Stock from the Company including the proceeds received or presumed to be received in connection with a Qualifying Sale or Qualifying Public Offering, would cause the net proceeds to equal zero.

              (c) Delivery of Stock Certificates.  The holder of any shares of
                  ------------------------------
Series A Preferred Stock may exercise the conversion right pursuant to clause
(vi)(a) above by delivering to the Company during regular business hours at the office of the Company the certificate or certificates for the shares to be converted, duly endorsed or assigned either in blank or to the Company (if required by it), accompanied by written notice stating that such holder elects to convert such shares. Upon the occurrence of an automatic conversion pursuant to clause (vi)(b) above, the holder of any shares of Series A Preferred Stock shall deliver to the Company at the office of the Company the certificate or certificates for shares to be, or that have been, converted, duly endorsed or assigned either in blank or to the Company (if requested by it). Conversion shall be deemed to have been effected (1) in the case of an optional conversion, on the date when the aforesaid delivery is made, (2) in the case of an automatic conversion, upon the effective date of such automatic conversion and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter, the Company shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided below, payable with respect to the shares of Series A Preferred Stock so converted; provided, however, that in the case of a
                                --------  -------
conversion in connection with Liquidation, no such certificates need be issued. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become the stockholder of record in respect of such Common Stock on the applicable Conversion Date unless the transfer books of the Company are closed on that date, in which event such holder shall be deemed to have become the stockholder of record in respect of such Common Stock on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Series A Preferred

     Stock representing the unconverted portion of the certificate so surrendered. If the new certificate or certificates are to be issued to a person who is not the registered holder of the certificate delivered for conversion, any transfer taxes applicable to the transaction shall be paid by such transferee.

                    (d) No Fractional Shares of Common Stock. (I) No fractional
                        ------------------------------------
     shares of Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then current Market Price (as defined in clause (vi)(e)(8) below) of a share of Common Stock multiplied by such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Company in respect of such fractional interests. In determining the number of shares of Common Stock and the payment, if any, in lieu of fractional shares that a holder of Series A Preferred Stock shall receive, the total number of shares of Series A Preferred Stock surrendered for conversion by such holder shall be aggregated.

               (2) The Company shall forthwith upon conversion of all or any portion of the Series A Preferred Stock pay any dividends accrued on such Series A Preferred Stock to the date of such conversion, subject to clause (ii)(a).

                    (e) Adjustment of Conversion Price Upon Issuance of Equity
                        ------------------------------------------------------
     Securities. If following the Closing Date the Company shall issue or sell
     ----------
     any shares of its Common Stock (except upon conversion of the Series A Preferred Stock, the Notes (as defined below) or the Consideration Warrants (as defined below)) for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale (an "Issuance or Sale"), then, forthwith upon such initial issue or sale (the "Initial Issuance or Sale"), (1) the Conversion Price shall be reduced for any holder of Series A Preferred Stock who purchases its pro-rata share of the shares offered pursuant to Article 4 of the Stockholders Agreement (the "Offered Shares") to equal an amount equal to the price at which such shares of Common Stock are being offered for issue or sale and (2) the Conversion Price shall be reduced for any holder of Series A Preferred Stock who does not purchase its pro-rata share of such Offered Shares to the price (calculated to the nearest cent) determined by dividing (A) an amount equal to the sum of (x) the aggregate number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (y) the consideration, if any, received by the Company upon such issue or sale, by (B) the aggregate number of shares of Common Stock of all classes outstanding immediately after such issue or sale. Upon a subsequent Issuance or Sale, the Conversion Price for any holder of Series A Preferred Stock who purchased its pro-rata share of such Offered Shares in all preceding Issuances or Sales shall be determined as set forth in (1) or (2) above, as applicable, and for any holder who did not purchase its pro-rata share of such

Offered Shares in any preceding Issuance or Sale shall be determined as set forth in (2) above.

                           For the purposes of this clause (vi)(e), the
following paragraphs (1) through (9) shall also be applicable:

          (1) Issuance of Rights or Options - If the Company shall in any manner
              -----------------------------
grant (whether directly or by assumption in a merger or otherwise, except in the circumstances described in clause (vi)(f) below) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible
                                                         -----------
Securities"), whether or not such rights or options or the right to convert or
----------
exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in paragraph (3), no further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          (2)  Issuance of Convertible Securities - If the Company shall in any
               ----------------------------------
manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible

Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; provided, however, that (a) except as
                                      --------  -------
otherwise provided in paragraph (3), no further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this clause (vi)(c), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

         (3) Change in Option Price or Conversion Rate - Upon the happening of
             -----------------------------------------
any of the following events, namely, if the purchase price provided for in any right or option referred to in paragraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (1) or (2), or the rate at which any Convertible Securities referred to in paragraph (1) or (2) are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right referred to in paragraph (1) or the termination of any such right to convert or exchange any such Convertible Securities referred to in paragraph (1) or (2), the Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted, issued or sold, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in paragraph (1) or the rate at which any Convertible Securities referred to in paragraph (1) or (2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall, if not already adjusted, forthwith be adjusted to such amount as would have obtained had such right, option or Convertible Securities never been issued as to such shares of Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

        (4)  Stock Dividends - In case at any time (other than with respect to
             ---------------
the Series A Preferred Stock and, to the extent the holders of shares of Series A Preferred Stock participate on an as-converted basis, the Common Stock) the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in shares of Common Stock or Convertible Securities, any shares of Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

        (5)  Consideration for Stock - Anything herein to the contrary
             -----------------------
notwithstanding, in case at any time any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

        In case at any time any shares of Common Stock or any class or Convertible Securities or any rights or options to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case at any time any shares of Common Stock or any class or Convertible Securities or any rights or options to purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair value as determined reasonably and in good faith by the Board of Directors of the Company of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no consideration is allocated to such rights or options by the parties thereto, such rights or options shall be deemed to have been issued for an amount of consideration equal to the fair value thereof as determined reasonably and in good faith by the Board of Directors of the Company.

     (6)  Record Date - In case the Company shall take a record of the holders
          -----------
of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock or in Convertible Securities, or (B) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     (7)  Treasury Shares - The number of shares of Common Stock outstanding at
          ---------------
any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this clause (vi)(e).

     (8)  Definition of Market Price - Unless otherwise set forth in this
          --------------------------
Resolution, "Market Price" shall mean, for any day, the average of the closing
             ------------
prices of the Common Stock sales on all exchanges on which the Common Stock may at the time be listed, or, if there shall have been no sales on any such exchange on any such day, the average of the bid and asked prices at the end of such day, or, if the Common Stock shall not be so listed, the average of the bid and asked prices at the end of the day in the domestic over-the-counter market, in each such case, unless otherwise provided herein, averaged over a period of 20 consecutive business days ending 2 days prior to the day as of which "Market Price" is being determined. If at any time the Common Stock is not listed on any exchange or quoted in the domestic over-the-counter market, the "Market Price" shall be deemed to be the fair value thereof, as reasonably determined in good faith by the Board of Directors in consultation with a nationally recognized investment bank. In connection with a public offering of Common Stock by the Company, the "Market Price" shall be the initial price at which the shares are offered to the public.

     (9)  No Adjustment - No Adjustment to the Conversion Price will be made
          -------------
upon the issuance of (A) up to an aggregate of 5,000 shares of Common Stock (as adjusted for stock splits, stock dividends, combinations of shares and other similar recapitalizations) by the Company during any period of twelve consecutive months following the Closing Date in exchange for acquired businesses, (B) up to an aggregate of 3,864 shares of Common Stock upon the exercise of options under the Company's existing option plan at an exercise price of not less than the greater of $3,000 per share (as adjusted for stock splits, stock dividends, combinations of shares and other similar recapitalizations) or the Market Price per share of Common Stock or (C) Common Stock upon the exercise of the warrants (the "Consideration Warrants") to be issued to GE Investment Private Placement Partners II ("GEIPP II") pursuant to the Stock Purchase Agreement or the conversion of the convertible subordinated notes of the Company issued pursuant to the Note and Stock Purchase Agreement (the "Notes") so long as no adjustment in the conversion price of the Notes or the Consideration Warrants is required in connection therewith.

     (f)  Liquidating Dividends: Purchase Rights.  (1) In case at any time after
          --------------------------------------
the date hereof the Company shall declare a dividend upon the shares of Common Stock of any class payable otherwise than in shares of Common Stock or Convertible Securities, otherwise than out of consolidated earnings or consolidated earned surplus (determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries), and otherwise than in the securities to which the provisions of clause (2) below apply, the Company shall pay over to each holder of Series A Preferred Stock, upon conversion thereof on or after the dividend payment date, the securities and other property (including cash) which such holder would have received (together with all distributions thereon) if such holder had converted the Series A Preferred Stock held by it on the record date fixed in connection with such dividend, and the Company shall take whatever steps are necessary or appropriate to keep in reserve at all times such securities and other property as shall be required to fulfill its obligations hereunder in respect of the shares issuable upon the exercise or conversion of all the Series A Preferred Stock. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of consolidated earnings or consolidated retained earnings only to the extent that such earnings or retained earnings are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company.

     (2) If at any time or from time to time on or after the date hereof, the Company shall grant, issue or sell any options or rights (other than Convertible Securities) to purchase stock, warrants, securities or other property pro rata to the holders of Common Stock of any class ("Purchase Rights"), and if the
                                              ---------------
holder shall be entitled to an adjustment pursuant to clause (vi)(e) above, then in lieu of such adjustment, each holder of Series A Preferred Stock shall be entitled, at such holder's option, to acquire (whether or not such holder's Series A Preferred Stock shall have been converted), upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock issuable upon conversion of such Series A Preferred Stock immediately prior to the time or times at which the Company granted, issued or sold such Purchase Rights.

              (g) Subdivision or Combination of Stock. In case the Company
                  -----------------------------------
shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

              (h) Changes in Common Stock. If any capital reorganization or
                  -----------------------
reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale, transfer or other
       -------
disposition of all or substantially all of its properties to another corporation, shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each holder of Series A Preferred Stock shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of the Common Stock of the Company immediately theretofore issuable upon conversion of the Series A Preferred Stock, such shares of stock, securities or properties as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore issuable upon conversion of the Series A Preferred Stock had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of each holder of Series A Preferred Stock to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or otherwise acquiring such properties shall assume, by written instrument executed and mailed or delivered to the holders of Series A Preferred Stock at the last address of such holders appearing on the books of the Company, the obligation to deliver to such holders such shares of stock, securities or properties as, in accordance with the foregoing provisions, such holders may be entitled to acquire. The above provisions of this subparagraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers, or other dispositions.

          (i)  Certain Events.  If any event occurs as to which in the opinion
               --------------
of the Board of Directors of the Company the other provisions of this clause
(vi) are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the holders of the Series A Preferred Stock in accordance with the essential intent and principles of such provisions, then such Board of Directors, acting by a vote of at least 75% of the members thereof, shall provide for the benefit of holders of shares of Series A Preferred Stock an adjustment, if any, on a basis consistent with such essential intent and principles, necessary to preserve, without dilution, the rights of the holders of the Series A Preferred Stock. Upon such vote by the Board of Directors, the Company shall forthwith make the adjustments described therein; provided, however, that no such adjustment shall have the effect of increasing
--------  -------
the Conversion Price as otherwise determined pursuant to this clause (vi) except in the event of a combination of shares of the type contemplated in clause
(vi)(g) and then in no event to an amount larger than the conversion price as adjusted pursuant to clause (vi)(g).

          (j)  Prohibition of Certain Actions. The Company will not (1)
               ------------------------------
authorize or issue, or agree to authorize or issue, any shares of its capital stock of any class preferred as to dividends or Liquidation, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in the distribution of such assets, (2) authorize, issue or permit to remain outstanding any class of its capital stock (including, without limitation, the Common Stock but not including the Series A Preferred Stock) having the right to vote for the election of directors or in respect of any other matter, which class is entitled to more than one vote per share, or (3), take any action which would result in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after such action upon conversion of all of the Series A Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

          (k)  Stock to be Reserved. The Company will at all times reserve and
               --------------------
keep available out of its authorized Common Stock, solely for the purpose of issue upon the conversion of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Series A Preferred Stock, and the Company will maintain at
                                                     -------
all times all other rights and privileges sufficient to enable it to fulfill all its obligations hereunder. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from preemptive or similar rights on the part of the holders of any shares of capital stock or securities of the Company, and free from all liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then effective Conversion Price. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation by the

Company of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. Without limiting the foregoing, the Company will take all such action as may be necessary to assure that, upon conversion of any of the Series A Preferred Stock, an amount equal to the lesser of (1) the par value of each share of Common Stock outstanding immediately prior to such conversion, or (2) the Conversion Price shall be credited to the Company's stated capital account for each share of Common Stock issued upon such conversion, and that if clause (1) above is applicable, the balance of the Conversion Price of Series A Preferred Stock converted shall be credited to the Company's capital surplus account.

               (l)  Registration and Listing of Common Stock.  If any shares of
                    ----------------------------------------
Common Stock required to be reserved for purposes of conversion of Series A Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or state law (other than the Securities
Act) before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. Shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be registered by the Company under the Securities Act or similar statute then in force if required before such shares may be issued upon conversion. If and so long as the Common Stock is listed on any national securities exchange, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange upon official notice of issuance, of shares of Common Stock issuable upon conversion of the then outstanding Series A Preferred Stock and maintain the listing of such shares after their issuance; and the Company will also list on such national securities exchange, will register under the Exchange Act and will maintain such listing of, any other securities that at any time are issuable upon conversion of the Series A Preferred Stock, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

               (m)  Closing of Books.  The Company will at no time close its
                    ----------------
transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon conversion of any Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred Stock.

               (n)  Statement of Adjustment of Conversion Price.  Whenever the
                    -------------------------------------------
Conversion Price shall be adjusted as provided in clause (vi)(e) above, the Company shall forthwith file at its office a statement, signed by its independent certified public accounts, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by certified mail, return receipt requested, to each holder of shares of Series A Preferred Stock to such holder's address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provision of clause (vi)(o) below.

              (o) Notice.  In the event the Company shall propose to take any
                  ------
action of the types described in clause (vi)(e) above, the Company shall give notice to each holder of shares of Series A Preferred Stock, in the manner set forth in clause (vi)(n) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares of other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action.

              (p) Taxes.  The Company shall pay all documentary, stamp or other
                  -----
transactional taxes attributable to the issuance or delivery of shares of capital stock of the Company upon conversion of any shares of Series A Preferred Stock.

         IN WITNESS WHEREOF, Genesis Direct, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on September 29, 1997.

WITNESS:                               GENESIS DIRECT, INC.



By:/s/Raphael S. Grunfeld              By:/s/Warren Struhl
  Name: Raphael S. Grunfeld               Name: Warren Struhl
  Title: Secretary                        Title: President